Exhibit 10.1

AMENDMENT NO. 3 TO

THE MEDICINES COMPANY

2013 STOCK INCENTIVE PLAN

Pursuant to Section 11(d) of The Medicines Company 2013 Stock Incentive Plan (the “Plan”), the Plan be, and hereby is, amended as set forth below.

1.                                      Section 4(a)(1) of the Plan is hereby deleted in its entirety and replaced with the following:

“(1)    Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) (up to 21,142,134 shares) as is equal to the sum of (x) 11,100,000, (y) the remaining number of shares of Common Stock available for issuance under the Company’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”) as of the Effective Date (as defined in Section 11 (c)) and (z) the number of shares of Common Stock subject to awards granted under the 2004 Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issue price pursuant to a contractual repurchase right (subject, in the case of Incentive Stock Options (as defined in Section 5(b)) to any limitations under the Code). Any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

2.                                      Section 7(b) of the Plan is hereby deleted in its entirety and replaced with the following:

“(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any; provided that, subject to Section 9, Section 10(f) and Section 10(h), Restricted Stock Awards shall have a minimum vesting period of one year from the date of grant. The foregoing notwithstanding, up to five percent (5%) of the total number of shares available for issuance under the Plan and authorized in or after April 2016 may be granted without regard to this minimum vesting period.”

3.                                      Section 8(b) of the Plan is hereby deleted in its entirety and replaced with the following:

“(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto; provided that, subject to Section 9, Section 10(f) and Section 10(h), Other Stock-Based Awards that are Full-Value Awards shall have a minimum vesting period of one year from the date of grant. The foregoing notwithstanding, up to five percent (5%) of the total number of shares available for issuance under the Plan and authorized in or after April 2016 may be granted without regard to this minimum vesting period. Dividend Equivalents may be paid in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Awards with respect to which such Dividend Equivalents are awarded.”

4.                                      Section 10(i)(3) of the Plan is hereby amended to delete the words “extraordinary items” from the penultimate sentence of such section, and the other enumerated adjustments in such sentence shall be renumbered to account for such deletion.

5.                                      Section 10(i)(5) of the Plan is hereby deleted in its entirety and replaced with the following:

“(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Dividend Equivalents may be paid in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Performance Awards with respect to which such Dividend Equivalents are awarded. To the extent the vesting of a Performance Award is accelerated upon the occurrence of a Change in Control Event, such Performance Award shall not vest in amount in excess of the greater of (A) as if target performance had been achieved and paid on a prorated basis or (B) actual performance achievement through the date of the Change in Control Event (or the closest date to the Change in Control Event as of which such performance may reasonably be determined). Any proration under clause (A) of the preceding sentence shall be based on a fraction, the numerator of which is the number of months completed before the Change in Control Event and the denominator of which is the number of months in the performance period under the Performance Award.”

6.                                      Except as set forth above, all other terms and provisions of the Plan shall remain in full force and effect.

Adopted by the Board of Directors on April 4, 2016 and approved by stockholders on May 26, 2016.